UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

PC Connection, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Rt. 101A, 730 Milford Road Merrimack, NH	03054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Principal Officers; Appointment of Principal Officers

(b) Departure of Principal Officer.

On December 19, 2006, Peter Cannone, resigned as Sr. Vice President, Sales Operations, PC Connection, Inc. (the “Company”). He will remain employed by the Company during a short transition period.

(c) Appointment of Principal Officer.

On December 20, 2006, PC Connection, Inc. appointed Timothy McGrath, 47, as Sr. Vice President, PC Connection Enterprises. Mr. McGrath will oversee the Company’s subsidiaries.

Mr. McGrath joined PC Connection, Inc. in 2005 as President of PC Connection Sales Corporation, the Company’s largest sales subsidiary that targets the small- and medium-sized business marketplace. Before joining the Company, he was employed from 2002 to 2005 in a variety of senior management positions at Insight North America. Initially he served as President of Comark, a division of Insight, and later as Executive Vice President of Sales. Prior to Insight’s acquisition of Comark, he was employed from 1999 to 2002 as Executive Vice President of Sales and Marketing for Comark, Inc.

Mr. McGrath’s employment arrangement will be updated to reflect his new position and incorporate the following material terms, commencing December 20, 2006:

(i)	annual salary of $400,000

(ii)	participation in the Company’s Executive Bonus Plan with a guaranteed bonus for 2007 of $200,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

Date: December 22, 2006

By:  /s/   Jack L. Ferguson

        Name: Jack L. Ferguson

        Title: Senior Vice President, Treasurer and

                  Chief Financial Officer